HOUSEHOLD COMMERCIAL LETTERHEAD        EXHIBIT 4.05

September 29, 1994

Mr. James L. Wewers
President, El Dorado Chemical Company
P.O. Box 1373
Oklahoma City, Oklahoma  73101

Re: Amended and Restated Secured Credit Agreement dated as of January 21, 1992 (as amended, the "Secured Credit Agreement") among El Dorado Chemical Company ("EDC"), Slurry Explosive Corporation ("Slurry"), Connecticut Mutual Life Insurance Company, C.M. Life Insurance Company and Household Commercial Financial Services, Inc. ("HCFS"), and the Second Amended and Restated Working Capital Loan Agreement dated as of January 21, 1992 (as amended, the "Working Capital Agreement") between EDC, Slurry, and HCFS (collectively, the "Agreements").

Dear Mr. Wewers:

Reference is hereby made to the above-captioned Agreements. Unless otherwise defined herein or the context hereof otherwise requires, terms which are defined or defined by reference in the Agreements or any exhibit thereto shall have the same meanings when used in this letter as such terms have in the Agreements.

EDC has informed HCFS that the extremely high recent costs of ammonia, which EDC requires as a key raw material in its production process, and the extended duration of this pricing has had a negative impact on EDC's performance during the last 12 months. EDC has further indicated that these ammonia costs are anticipated to remain high for an unspecified additional period of time. As a result of this ammonia pricing environment, EDC has informed HCFS that it was not in compliance with the Fixed Charge Coverage Ratio covenant for the month of July as stipulated in Section 11.2 of the Secured Credit Agreement and
Section 11B.2 of the Working Capital Agreement and does not anticipate being in compliance with these covenants during the next 6-12 months.

As requested by EDC, HCFS as Agent and Required Lender hereby amends the Agreements by replacing the tables in Sections 11.2 of the Secured Credit Agreement and 11B.2 of the Working Capital Agreement with the following table.

      Period                                          Ratio
July 1, 1994 through June 30, 1995                    2.00:1
July 1, 1995 through July 31, 1995                    2.10:1
August 1, 1995 through August 31, 1995                2.20:1
September 1, 1995 through September 30, 1995          2.30:1
October 1, 1995 through October 31, 1995              2.40:1
November 1, 1995 and Thereafter                       2.50:1


Subject to the terms and conditions herein, we are please to provide this accommodation to EDC. This amendment is limited to the specific matter set forth herein and does not in any other matter waive, amend, or alter the Agreements or other Loan Documents, the provisions of which shall remain in full force and effect.

Sincerely,


James J. Russell
Assistant Vice President


cc:   Norm Thetford, Connecticut Mutual Life Insurance
      Julia Sarron, Mayer Brown & Platt
      G. Francis, HCFS
      E. Szarkowicz, HCFS
      File






                                SECOND AMENDMENT
                                       TO
                              AMENDMENT AGREEMENT


            THIS FIRST AMENDMENT TO AMENDMENT AGREEMENT, dated as of September 29, 1994 (this "Amendment"), is among EL DORADO CHEMICAL COMPANY ("EDC"), SLURRY EXPLOSIVE CORPORATION ("SLURRY"), HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC. ("HCFS"), AND PRIME FINANCIAL CORPORATION ("PRIME").

                                  BACKGROUND

A. EDC, Slurry and HCFS are parties to the Second Amended and Restated Working Capital Loan Agreement, dated as of January 21, 1992 (as heretofore and hereafter amended or supplemented, the "Working Capital Loan Agreement").

B. EDC, Slurry, HCFS, Connecticut Mutual Life Insurance Company and C.M. Life Insurance Company are parties to the Amended and Restated Secured Credit Agreement, dated as of January 21, 1992 (as heretofore or hereafter amended or supplemented, the "Credit Agreement").

C. EDC, Slurry, HCFS and Prime are parties to an Amendment Agreement, dated March 30, 1994 (the "Amendment Agreement"), which amended the Working Capital Loan Agreement, the Credit Agreement, and that certain Agreement for Purchase of Receivables, dated as of March 29, 1994, as amended, between Prime and EDC.

D. The parties hereto hereby desire to amend the Amendment Agreement to reflect that the Amendment Agreement shall terminate on October 31, 1994.

            NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Working Capital Loan Agreement.

2. TERMINATION. Paragraph 9 of the Amendment Agreement is hereby amended by deleting the date "September 30, 1994" contained therein, as amended, and substituting in lieu thereof the date "October 31, 1994".

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date above written.

                                                EL DORADO CHEMICAL COMPANY


                                                By____________________________
                                                Name__________________________
                                                Title_________________________


                                                SLURRY EXPLOSIVE CORPORATION


                                                By____________________________
                                                Name__________________________
                                                Title_________________________



                                                HOUSEHOLD COMMERCIAL FINANCIAL
                                                SERVICES, INC.


                                                By____________________________
                                                Name__________________________
                                                Title_________________________


                                                PRIME FINANCIAL CORPORATION


                                                By____________________________
                                                Name__________________________
                                                Title_________________________



ACKNOWLEDGED:

BANK IV, OKLAHOMA N.A.


By____________________________
Name__________________________
Title_________________________


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